EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders

of Aspen Technology, Inc.

Cambridge, Massachusetts

We consent to the incorporation by reference in this Registration Statement of Aspen Technology, Inc. on Form S-8 of our report dated September 13, 2004, appearing in the Annual Report on Form 10-K of Aspen Technology, Inc. for the year ended June 30, 2004.

/s/ Deloitte & Touche LLP
Boston, Massachusetts
September 13, 2004